Exhibit 1.01

Conflict Minerals Report

For The Reporting Period from January 1, 2015 to December 31, 2015

This Conflict Minerals Report (the “Report”) of Netlist,  Inc. (“Netlist” or the “Company”), has been prepared pursuant to Rule 13p-1 and Form SD (collectively, the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period January 1, 2015 to December 31, 2015.  As permitted by applicable guidance of the Securities and Exchange Commission, the Company has not obtained an independent private sector audit within the meaning of the Rule.

Overview of the Company and the Rule

Netlist designs, manufactures and sells a wide variety of high performance, logic-based memory subsystems for the global datacenter, storage and high-performance computing markets. The Company’s memory subsystems consist of combinations of dynamic random access memory integrated circuits (“DRAM”), NAND flash memory (“NAND”), application-specific integrated circuits and other components assembled on printed circuit boards. Netlist primarily markets and sells its products to leading original equipment manufacturer customers, hyper scale datacenter operators and storage vendors. The Company’s solutions are targeted at applications where memory plays a key role in meeting system performance requirements. The Company leverages a portfolio of proprietary technologies and design techniques, including combining discrete semiconductor technologies from third parties such as DRAM and NAND flash to function as one, efficient planar design, and alternative packaging technique to deliver memory subsystems with persistence, high density, small form factor, high signal integrity, attractive thermal characteristics, reduced power consumption and low cost per bit.  The Company’s NVvault™ product is the first to offer both DRAM and NAND in a standard form factor memory subsystem as a persistent dual-in line memory module (“DIMM”) in mission critical applications. The Company’s HyperCloud® technology incorporates its patented rank multiplication and load reduction technologies. The Company also has pending and issued patents covering fundamental aspects of hybrid memory DIMM designs that incorporate combinations of DRAM and/or NAND flash, such as its NVvault™ product. Netlist is focused on monetizing its patent portfolio through its products business and, where appropriate, through licensing arrangements with third parties that wish to incorporate its patented technologies in their products.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products.  The Rule also requires such companies to conduct certain inquiries to determine whether such minerals originated in the countries specified in the Rule.  The specified minerals are referred to for purposes of the Rule and this report as “Conflict Minerals” and include gold, columbite-tantalite (coltan), cassiterite and wolfamite, including their derivatives which are limited to tantalum, tin and tungsten. The specified countries, which are referred to as “Covered Countries” for purposes of the Rule and this Report, are the Democratic Republic of Congo (the “DRC”), the Republic of Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

Description of the Company’s Products Covered by this Report

This Report relates to the Company’s products: (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during calendar year 2015.

These products, which are referred to in this Report collectively as the “Covered Products,” are the following:

Product Families	Description
NVvault™	Memory Modules
HyperCloud®	Memory Modules
Express Vault	Memory Modules
Flash	Memory Card

Description of the Company’s Reasonable Country of Origin Inquiry

As described in this Report, the Company has determined that the following Conflict Minerals were necessary to the functionality or production of products contracted to be manufactured by the Company during the calendar year 2015: gold, tantalum, tin and tungsten. As a result, the Company conducted in good faith a reasonable country of origin inquiry (“RCOI”) reasonably designed to determine if any of these Conflict Minerals originated in the Covered Countries and whether any of the Conflict Minerals may be from recycled or scrap sources. The Company’s supply chain is complex, and there are many third parties in the supply chain between the Company and the original sources of Conflict Minerals. The Company does not directly purchase Conflict Minerals from mines, smelters or refiners. Therefore, the Company must rely on its suppliers to provide information regarding the country of origin of Conflict Minerals that are included in the Covered Products.

As such, the Company’s RCOI primarily consisted of submitting the Conflict Minerals Reporting Template (“CMRT”) prepared by the Conflict Free Sourcing Initiative (the “CFSI”), an initiative of the Electronic Industry Citizenship Coalition (“EICC”) and Global e-Sustainability Initiative (“GeSI”) to its suppliers which the Company determined use Conflict Minerals in the manufacture of, or in, its products in 2015. The Company received responses from all such suppliers. Responses were reviewed for completeness, reasonableness and consistency, and the Company followed up with its suppliers for corrections and clarifications as needed.

The Company was provided insufficient information to determine whether the Conflict Minerals used in its Covered Products or their manufacture originated from outside the Covered Countries or were from recycled or scrap sources.

Description of the Company’s Due Diligence Process

Based on this information, the Company performed additional due diligence on the source and chain of custody of these Conflict Minerals based on the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“Framework”) to determine if the Conflict Minerals that may have originated in the Covered Countries benefited armed groups. After performing the RCOI and due diligence in conformity with the Framework, the Company determined that its Covered Products are DRC conflict undeterminable with regard to calendar year 2015 because, for each of its Covered Products, the Company was unable to comprehensively determine the origin of all Conflict Minerals used in its Covered Products, the facilities used to process them, their country of origin or their mine or location of origin.

The Company’s due diligence measures have been designed to conform to the framework in the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas: Second Edition, including the related supplements on gold, tin, tantalum and tungsten (the “OECD Guidance”). The OECD Guidance is an internationally recognized due diligence framework.

In accordance with the five-step OECD Guidance, the design of the Company’s due diligence includes, but is not limited to, the following five steps: (i) establishment of strong company management systems, (ii) identification and assessment of risks in the supply chain, (iii) designing and implementing a strategy to respond to identified risks, (iv) carrying out an independent third-party audit of smelter/refiner’s due diligence practices and (v) reporting on supply chain due diligence. A description of certain activities undertaken by the Company in respect of each of the five steps of the OECD Guidance is described below.

1. Establishment of Strong Company Management Systems

Netlist completed a number of steps to establish a management system for addressing the sourcing of Conflict Minerals in its Covered Products. These actions include:

a. Preparing a Supply Chain Policy for Conflict Minerals:

A copy of the Company’s Conflict Minerals policy is available at www.netlist.com.  The foregoing website reference is intended to be an inactive textual reference and the contents of the Company’s website are not incorporated into this report.

As part of Netlist’s commitment to corporate responsibility and respecting human rights in its own operations and in its global supply chain, it is Netlist’s goal to seek to use tantalum, tin, tungsten and gold in its products that are “DRC conflict free” while continuing to support responsible in-region mineral sourcing from the DRC and Covered Countries.

Netlist’s Policy notes that Netlist expects its suppliers to have in place policies and due diligence measures that will enable it to reasonably assure that products and components supplied to it containing Conflict Minerals are DRC conflict free. Netlist expects its suppliers to comply with the EICC Code of Conduct and conduct their business in alignment with Netlist supply chain responsibility expectations.

b. Internal Management to Support Supply Chain Due Diligence: Members of Netlist’s management (the “Conflict Minerals Team”) participate in the design and execution of its conflict minerals program and cooperate to manage and support its supply chain due diligence. The Conflict Minerals Team identified the suppliers to be contacted, and adopted and approved for use the CMRT discussed above. The Company interacts with its suppliers to obtain updated and current CMRTs and analyze the information provided by each supplier on the sourcing of the Conflict Minerals used in the manufacture of the Covered Products. Each response is reviewed to identify missing information and unclear responses. Netlist’s Conflict Minerals Team meets regularly to discuss the results of the due diligence efforts and appropriate follow-up measures to be taken with its suppliers.

c. Controls and Transparency to Support Supply Chain Diligence: The Company uses the CMRT to identify the smelters and refiners that are in the supply chain of each of its suppliers. The Company periodically reviews and compares this list to the list of smelters and refiners identified by the CFSI to be active in the CFSI. This enables Netlist to identify the smelters and refiners that have been determined to be conflict-free and those that are actively progressing towards an audit to determine their status. The Company determined that this approach represents the most reasonable effort it can make to determine whether the minerals used in the production of its Covered Products are conflict-free.

d. Supplier Engagement: The Company is dependent upon its suppliers to identify the sources and status of the Conflict Minerals used in its Covered Products and to encourage each smelter and refinery in its supply chain to become an active participant in the CFSI. Netlist actively engages with its suppliers to strengthen its relationship with them and Netlist has communicated to its suppliers its commitment to sourcing Conflict Minerals in a manner that does not benefit armed groups in the Covered Countries.

2. Identification and Assessment of Risks in the Supply Chain

Because of Netlist’s position within its supply chain, it is difficult for Netlist to identify actors upstream from its suppliers. As discussed above, Netlist identified each of its suppliers and Netlist has relied upon them to provide it with the necessary information about the source of Conflict Minerals contained in Covered Products. Netlist’s suppliers are similarly reliant upon information provided by their suppliers to provide information regarding the country of origin of Conflict Minerals that are included in the Covered Products.

Netlist requested each of its suppliers to complete the CMRT and review the sourcing information provided in response to its requests for accuracy and completeness.  In the event Netlist finds the responses to the CMRT unclear or incomplete, it contacts the supplier in question for additional information and clarification. Netlist intends to contact each of its suppliers at least once every six months to check on the status of their continuing due diligence and to obtain updated information. The Company records all information obtained from the CMRTs to identify the smelters and refiners in its supply chain. The Company compares the list of the smelters and refiners in its supply chain to the lists compiled by the CFSI to determine which smelters have been determined to be compliant with the CFSI assessment protocols.

3. Designing and Implementing a Strategy to Respond to Identified Risks

In response to this risk assessment, the Company is designing and implementing a management plan which will be managed and monitored through the above-described Conflict Minerals Team under the oversight of its manufacturing management. As noted above, the Company obtains information from the CFSI to identify smelters that provide material to its supply chain and to determine whether these smelters are compliant with the CFSI assessment protocols.

Netlist has communicated its expectation to all of Netlist’s suppliers that products and components supplied to Netlist which contain Conflict Minerals be DRC conflict free.

4. Carrying Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

The Company does not have a direct relationship with any smelters or refiners in its supply chain and, as a result, the Company does not directly conduct audits. Instead, Netlist will support the development and implementation of independent third party audits of smelters such as the CFSI by encouraging its contract manufacturers and component suppliers to purchase materials from audited, conflict-free smelters and to determine that smelters used to process these minerals are validated as conflict-free as part of the CFSI.

5. Reporting on Supply Chain Due Diligence

In 2015, Netlist publicly filed the Form SD and this Report with the SEC, and a copy of this Report and the Form SD are publicly available at www.netlist.com.  The foregoing website reference is intended to be an inactive textual reference and the contents of the Company’s website are not incorporated into this report.

This Report includes information about the RCOI methodology utilized by the Company, the design of its due diligence process in conformance with the OECD Guidelines, the list of known smelters utilized in its supply chain identified in its due diligence process and a description of its products that incorporate conflict minerals necessary to the functionality or production of such Covered Products.

Findings

Based on the information that was provided by the Company’s suppliers and otherwise obtained through the due diligence process, the Company believes that, to the extent reasonably determinable by the Company, the facilities that were used to process the Conflict Minerals contained in the Covered Products include the smelters and refiners listed below, including whether such smelters participate in the CFSI.

Metal	Standard Smelter Name	Smelter ID	CFSI	Country
Gold	Advanced Chemical Company	CID000015	AU	UNITED STATES
Gold	Aida Chemical Industries Co., Ltd.	CID000019	CF	JAPAN
Gold	Aktyubinsk Copper Company TOO	CID000028	AU	KAZAKHSTAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	CF	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	AU	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	CID000058	CF	BRAZIL
Gold	Argor-Heraeus SA	CID000077	CF	SWITZERLAND
Gold	Asahi Pretec Corporation	CID000082	CF	JAPAN
Gold	Asaka Riken Co., Ltd.	CID000090	CF	JAPAN
Gold	ATAkulche	CID000103	AU	TURKEY
Gold	Aurubis AG	CID000113	CF	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	CF	PHILIPPINES
Gold	Boliden AB	CID000157	CF	SWEDEN
Gold	C. Hafner GmbH + Co. KG	CID000176	CF	GERMANY
Gold	Caridad	CID000180	AU	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	CF	CANADA
Gold	Cendres + Métaux SA	CID000189	AU	SWITZERLAND
Gold	CHALCO Yunnan Copper Co. Ltd.	CID000197	AU	CHINA
Gold	Chimet S.p.A.	CID000233	CF	ITALY
Gold	Chugai Mining	CID000264	AU	JAPAN
Gold	Daejin Indus Co., Ltd.	CID000328	AU	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	AU	CHINA
Gold	Do Sung Corporation	CID000359	AU	KOREA, REPUBLIC OF
Gold	Doduco	CID000362	CF	GERMANY
Gold	Dowa	CID000401	CF	JAPAN
Gold	Eco-System Recycling Co., Ltd.	CID000425	CF	JAPAN
Gold	FSE Novosibirsk Refinery	CID000493	CF	RUSSIAN FEDERATION
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CID000522	AU	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	AU	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	AU	CHINA
Gold	Heimerle + Meule GmbH	CID000694	CF	GERMANY
Gold	Heraeus Ltd. Hong Kong	CID000707	CF	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711	CF	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767	AU	CHINA
Gold	Hwasung CJ Co., Ltd.	CID000778	AU	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CID000801	CF	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	CF	JAPAN
Gold	Istanbul Gold Refinery	CID000814	CF	TURKEY

Gold	Japan Mint	CID000823	CF	JAPAN
Gold	JCC	CID000855	CF	CHINA
Gold	Johnson Matthey Inc	CID000920	CF	UNITED STATES
Gold	Asahi Refining Canada Limited	CID000924	CF	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	CF	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	CID000929	CF	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	CF	JAPAN
Gold	Kazakhmys Smelting LLC	CID000956	AU	KAZAKHSTAN
Gold	Kazzinc	CID000957	CF	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	CID000969	CF	UNITED STATES
Gold	Kojima Chemicals Co., Ltd.	CID000981	CF	JAPAN
Gold	Korea Metal Co., Ltd.	CID000988	AU	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	CID001029	AU	KYRGYZSTAN
Gold	L’ azurde Company For Jewelry	CID001032	AU	SAUDI ARABIA
Gold	Lingbao Gold Company Limited	CID001056	AU	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	AU	CHINA
Gold	LS-NIKKO Copper Inc.	CID001078	CF	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	AU	CHINA
Gold	Materion	CID001113	CF	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	CID001119	CF	JAPAN
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	AU	CHINA
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	CF	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	CF	SINGAPORE
Gold	Metalor Technologies SA	CID001153	CF	SWITZERLAND
Gold	Metalor USA Refining Corporation	CID001157	CF	UNITED STATES
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	CID001161	CF	MEXICO
Gold	Mitsubishi Materials Corporation	CID001188	CF	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	CF	JAPAN
Gold	Moscow Special Alloys Processing Plant	CID001204	CF	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	CID001220	CF	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	CID001236	AU	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	CID001259	CF	JAPAN
Gold	Ohio Precious Metals, LLC	CID001322	CF	UNITED STATES
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	CF	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	CID001326	CF	RUSSIAN FEDERATION
Gold	PAMP SA	CID001352	CF	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362	AU	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	CF	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	CF	INDONESIA
Gold	PX Précinox SA	CID001498	CF	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	CID001512	CF	SOUTH AFRICA
Gold	Royal Canadian Mint	CID001534	CF	CANADA
Gold	Sabin Metal Corp.	CID001546	AU	UNITED STATES

Gold	Samdok Metal	CID001555	AU	KOREA, REPUBLIC OF
Gold	SAMWON Metals Corp.	CID001562	AU	KOREA, REPUBLIC OF
Gold	Schone Edelmetaal B.V.	CID001573	CF	NETHERLANDS
Gold	SEMPSA Joyería Platería SA	CID001585	CF	SPAIN
Gold	Shandong Tarzan Bio-Gold Industry Co., Ltd.	CID001619	AU	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	CF	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	CF	CHINA
Gold	Accurate Refining Group	CID001754	AU	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	CF	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	CID001761	CF	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	CF	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	CF	JAPAN
Gold	Great Wall Precious Metals Co,. LTD.	CID001909	AU	CHINA
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916	CF	CHINA
Gold	Tokuriki Honten Co., Ltd.	CID001938	CF	JAPAN
Gold	Anhui Tongling Nonferrous Metal Mining Co., Ltd.	CID001947	AU	CHINA
Gold	Torecom	CID001955	AU	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	CID001977	CF	BRAZIL
Gold	Umicore SA Business Unit Precious Metals Refining	CID001980	CF	BELGIUM
Gold	United Precious Metal Refining, Inc.	CID001993	CF	UNITED STATES
Gold	Valcambi SA	CID002003	CF	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	CID002030	CF	AUSTRALIA
Gold	Yamamoto Precious Metal Co., Ltd.	CID002100	CF	JAPAN
Gold	Yokohama Metal Co., Ltd.	CID002129	CF	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	CF	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CID002243	CF	CHINA
Gold	Morris and Watson	CID002282	AU	NEW ZEALAND
Gold	Guangdong Gaoyao Co	CID002312	AU	CHINA
Gold	Umicore Precious Metals Thailand	CID002314	CF	THAILAND
Gold	Faggi Enrico S.p.A.	CID002355	AU	ITALY
Gold	Geib Refining Corporation	CID002459	AU	UNITED STATES
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	CF	INDIA
Gold	Republic Metals Corporation	CID002510	CF	UNITED STATES
Gold	KGHM Polska Miedź Spółka Akcyjna	CID002511	AU	POLAND
Gold	Singway Technology Co., Ltd.	CID002516	CF	TAIWAN
Gold	T.C.A S.p.A	CID002580	CF	ITALY
Gold	Korea Zinc Co. Ltd.	CID002605	AU	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	CID002777	AU	GERMANY
Gold	WIELAND Edelmetalle GmbH	CID002778	AU	GERMANY
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	CF	AUSTRIA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	AU	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CID000291	CF	CHINA
Tantalum	Douluoshan Sapphire Rare Metal Co Ltd	CID000410	CF	CHINA
Tantalum	Exotech Inc.	CID000456	CF	UNITED STATES
Tantalum	F & X	CID000460	CF	CHINA

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616	CF	CHINA
Tantalum	H.C. Starck Group	CID000654	AU	GERMANY
Tantalum	Hi-Temp	CID000731	CF	UNITED STATES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	CF	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	CF	CHINA
Tantalum	King-Tan Tantalum Industry Ltd.	CID000973	CF	CHINA
Tantalum	LSM Brasil S.A.	CID001076	CF	BRAZIL
Tantalum	Metallurgical Products India Pvt. Ltd. (MPIL)	CID001163	CF	INDIA
Tantalum	Mineração Taboca S.A.	CID001175	CF	BRAZIL
Tantalum	Mitsui Mining & Smelting	CID001192	CF	JAPAN
Tantalum	Molycorp Silmet A.S.	CID001200	CF	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	CF	CHINA
Tantalum	QuantumClean	CID001508	CF	UNITED STATES
Tantalum	RFH	CID001522	CF	CHINA
Tantalum	Solikamsk	CID001769	CF	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	CID001869	CF	JAPAN
Tantalum	Telex Metals	CID001891	CF	UNITED STATES
Tantalum	ULBA	CID001969	CF	KAZAKHSTAN
Tantalum	Zhuzhou Cemented Carbide	CID002232	CF	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CID002307	CF	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	CF	CHINA
Tantalum	D Block Metals, LLC	CID002504	CF	UNITED STATES
Tantalum	FIR Metals & Resource Ltd.	CID002505	CF	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	CF	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508	CF	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	CF	CHINA
Tantalum	KEMET Blue Metals	CID002539	CF	MEXICO
Tantalum	Plansee SE Liezen	CID002540	CF	AUSTRIA
Tantalum	H.C. Starck Co., Ltd.	CID002544	CF	THAILAND
Tantalum	H.C. Starck GmbH Goslar	CID002545	CF	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	CID002546	CF	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547	CF	GERMANY
Tantalum	H.C. Starck Inc.	CID002548	CF	UNITED STATES
Tantalum	H.C. Starck Ltd.	CID002549	CF	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG	CID002550	CF	GERMANY
Tantalum	Plansee SE Reutte	CID002556	CF	AUSTRIA
Tantalum	Global Advanced Metals Boyertown	CID002557	CF	UNITED STATES
Tantalum	Global Advanced Metals Aizu	CID002558	CF	JAPAN
Tantalum	KEMET Blue Powder	CID002568	CF	UNITED STATES
Tantalum	Tranzact, Inc.	CID002571	CF	UNITED STATES
Tin	Chenzhou Yun Xiang mining limited liability company	CID000228	AU	CHINA
Tin	China Rare Metal Material Co., Ltd.	CID000244	CF	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CID000278	AU	CHINA
Tin	Alpha	CID000292	CF	UNITED STATES
Tin	Cooper Santa	CID000295	CF	BRAZIL
Tin	CV Gita Pesona	CID000306	CF	INDONESIA
Tin	PT Justindo	CID000307	CF	INDONESIA
Tin	PT Aries Kencana Sejahtera	CID000309	CF	INDONESIA

Tin	CV Serumpun Sebalai	CID000313	CF	INDONESIA
Tin	CV United Smelting	CID000315	CF	INDONESIA
Tin	Dowa	CID000402	CF	JAPAN
Tin	EM Vinto	CID000438	CF	BOLIVIA
Tin	Estanho de Rondônia S.A.	CID000448	AU	BRAZIL
Tin	Feinhütte Halsbrücke GmbH	CID000466	AU	GERMANY
Tin	Fenix Metals	CID000468	CF	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	CF	CHINA
Tin	Gejiu Zi-Li	CID000555	AU	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CID000760	AU	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	AU	CHINA
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CID001063	AU	CHINA
Tin	China Tin Group Co., Ltd.	CID001070	CF	CHINA
Tin	Malaysia Smelting Corporation (MSC)	CID001105	CF	MALAYSIA
Tin	Metallic Resources, Inc.	CID001142	CF	UNITED STATES
Tin	Mineração Taboca S.A.	CID001173	CF	BRAZIL
Tin	Minsur	CID001182	CF	PERU
Tin	Mitsubishi Materials Corporation	CID001191	CF	JAPAN
Tin	Jiangxi Nanshan	CID001231	AU	CHINA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	CF	THAILAND
Tin	OMSA	CID001337	CF	BOLIVIA
Tin	PT Alam Lestari Kencana	CID001393	AU	INDONESIA
Tin	PT Artha Cipta Langgeng	CID001399	CF	INDONESIA
Tin	PT Babel Inti Perkasa	CID001402	CF	INDONESIA
Tin	PT Bangka Kudai Tin	CID001409	AU	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	CID001416	AU	INDONESIA
Tin	PT Bangka Tin Industry	CID001419	CF	INDONESIA
Tin	PT Belitung Industri Sejahtera	CID001421	CF	INDONESIA
Tin	PT BilliTin Makmur Lestari	CID001424	CF	INDONESIA
Tin	PT Bukit Timah	CID001428	CF	INDONESIA
Tin	PT DS Jaya Abadi	CID001434	CF	INDONESIA
Tin	PT Eunindo Usaha Mandiri	CID001438	CF	INDONESIA
Tin	PT Fang Di MulTindo	CID001442	AU	INDONESIA
Tin	PT Karimun Mining	CID001448	AU	INDONESIA
Tin	PT Mitra Stania Prima	CID001453	CF	INDONESIA
Tin	PT Panca Mega Persada	CID001457	CF	INDONESIA
Tin	PT Prima Timah Utama	CID001458	CF	INDONESIA
Tin	PT Refined Bangka Tin	CID001460	CF	INDONESIA
Tin	PT Sariwiguna Binasentosa	CID001463	CF	INDONESIA
Tin	PT Seirama Tin Investment	CID001466	AU	INDONESIA
Tin	PT Stanindo Inti Perkasa	CID001468	CF	INDONESIA
Tin	PT Sumber Jaya Indah	CID001471	CF	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	CID001477	CF	INDONESIA
Tin	PT Timah	CID001482	CF	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	CID001486	AU	INDONESIA
Tin	PT Tinindo Inter Nusa	CID001490	CF	INDONESIA
Tin	PT Tommy Utama	CID001493	CF	INDONESIA
Tin	Rui Da Hung	CID001539	CF	TAIWAN
Tin	Soft Metais Ltda.	CID001758	CF	BRAZIL
Tin	Thailand Smelting & Refining Co., Ltd	CID001898	CF	THAILAND
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	AU	CHINA

Tin	VQB Mineral and Trading Group JSC	CID002015	CF	VIET NAM
Tin	White Solder Metalurgia e Mineração Ltda.	CID002036	CF	BRAZIL
Tin	Yunnan Chengfeng	CID002158	AU	CHINA
Tin	Yunnan Tin Company, Ltd.	CID002180	CF	CHINA
Tin	CV Venus Inti Perkasa	CID002455	CF	INDONESIA
Tin	Magnu’s Minerais Metais e Ligas Ltda.	CID002468	CF	BRAZIL
Tin	PT Tirus Putra Mandiri	CID002478	AU	INDONESIA
Tin	PT Wahana Perkit Jaya	CID002479	CF	INDONESIA
Tin	Melt Metais e Ligas S/A	CID002500	CF	BRAZIL
Tin	PT ATD Makmur Mandiri Jaya	CID002503	CF	INDONESIA
Tin	Phoenix Metal Ltd.	CID002507	AU	RWANDA
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	CF	PHILIPPINES
Tin	PT Inti Stania Prima	CID002530	CF	INDONESIA
Tin	CV Ayi Jaya	CID002570	CF	INDONESIA
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	AU	VIET NAM
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	AU	VIET NAM
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	AU	VIET NAM
Tin	PT Cipta Persada Mulia	CID002696	CF	INDONESIA
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	AU	VIET NAM
Tin	Resind Indústria e Comércio Ltda.	CID002706	CF	BRAZIL
Tin	Metallo-Chimique N.V.	CID002773	CF	BELGIUM
Tin	Elmet S.L.U. (Metallo Group)	CID002774	CF	SPAIN
Tin	PT Bangka Prima Tin	CID002776	CF	INDONESIA
Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004	CF	JAPAN
Tungsten	Kennametal Huntsville	CID000105	CF	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	CF	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	CF	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CID000345	AU	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID000499	CF	CHINA
Tungsten	Global Tungsten & Powders Corp.	CID000568	CF	UNITED STATES
Tungsten	HC Starck GmbH	CID000683	AU	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	CF	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	CF	CHINA
Tungsten	Japan New Metals Co., Ltd.	CID000825	CF	JAPAN
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CID000868	AU	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	CF	CHINA
Tungsten	Kennametal Fallon	CID000966	AU	UNITED STATES
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889	CF	VIET NAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	CID002011	CF	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG	CID002044	CF	AUSTRIA
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	CF	CHINA
Tungsten	Shaoguan Xinhai Rendan Tungsten Industry Co. Ltd	CID002095	CF	CHINA
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	CID002236	AU	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CID002313	AU	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	CF	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	AU	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	AU	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	AU	CHINA

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	CF	CHINA
Tungsten	Xiamen H.C.	CID002320	CF	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	CF	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	CF	CHINA
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	CF	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	CF	CHINA
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CID002518	AU	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CID002531	AU	CHINA
Tungsten	Pobedit, JSC	CID002532	AU	RUSSIAN FEDERATION
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CID002535	CF	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CID002536	CF	CHINA
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	CID002538	AU	VIET NAM
Tungsten	H.C. Starck GmbH	CID002541	CF	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	CID002542	CF	GERMANY
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CID002543	CF	VIET NAM
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	AU	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CID002578	AU	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CID002579	CF	CHINA
Tungsten	Niagara Refining LLC	CID002589	CF	UNITED STATES
Tungsten	Hydrometallurg, JSC	CID002649	CF	RUSSIAN FEDERATION

“CF” indicates that as of May 15, 2015, the smelter participates in the CFSI and has been certified and audited by the CFSI.

“AU” indicates that the smelter has agreed to participate in the CFSI, but that as of May 15, 2015, the audit process has not yet been completed.

Conclusion

After exercising the due diligence described above, the Company was unable to determine whether or not each of the Covered Products qualify as “DRC conflict free,” as defined under the Rule.

Future Steps

The Company has communicated its expectations regarding the use of Conflict Minerals to its suppliers. Since the end of 2015, the Company has engaged with its suppliers to update their information on the source and chain of custody of Conflict Minerals in  supply chain and to require that all smelters utilized agree to participate in the CFSI.

The Company aims to take the following steps, among others, to improve its due diligence measures and to further mitigate the risk that the necessary Conflict Minerals contained in the Covered Products finance or benefit armed groups (perpetrator of serious human rights abuses) in the Covered Countries:

•                  Enhancing its employee training relating to the Rule, the Company Policy and the Company’s procedures to identify and work with in-scope suppliers.

•                  Continuing to engage with suppliers to help them better understand the Rule and the Company Policy and to obtain accurate and complete information about the origin of Conflict Minerals in the Company’s supply chain, including improving the quality of the processing facility data provided by suppliers.

•                  Seeking opportunities to assist suppliers in building capabilities with a view to improving due diligence performance.

•                  Beginning an initiative to include language in its new supply contracts that requires suppliers to comply with the Company Policy.

•                  Engaging in industry initiatives encouraging conflict-free supply chains.

Inherent Limitations on Due Diligence Measures

As a downstream purchaser of Conflict Minerals, Netlist’s due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the Conflict Minerals in or used to produce Netlist’s products. Netlist’s due diligence processes necessarily rely on the data supplied by its direct suppliers. Those direct suppliers, in turn, rely on similar information provided within their supply chains to identify the original sources of the Conflict Minerals. In addition, Netlist relies on information collected and provided by independent third-party audit programs.

Forward-Looking Statements

This Report contains forward-looking statements regarding the Company’s business, products and Conflict Minerals efforts, including steps the Company intends to take to mitigate the risk that Conflict Minerals in its products finance or benefit armed groups in the Covered Countries. Words such as “expects,” “believes,” “aims” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Report. Additionally, statements concerning future matters that are not historical are forward-looking statements. Although forward-looking statements in this Report reflect the Company’s good faith judgment, such statements can only be based on facts and assumptions currently known by the Company. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, among others: the risk that information reported to the Company by its suppliers, or industry information used by the Company, may be inaccurate; the risk that mines, smelters or refiners may not participate in the CFSP, which is a voluntary initiative; as well as risks discussed under the heading “Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q related to Conflict Minerals. Readers are urged not to place undue reliance on forward-looking statements, which speak only as of the date of this Report. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Report.